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Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated October 29, 2024, with respect to the financial statements and financial highlights of the Funds listed in Appendix A.

Chicago, Illinois

December 23, 2025

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with

KPMG International Limited, a private English company limited by guarantee

Appendix A

Nuveen Investment Trust II

As of August 31, 2024 (statement of assets and liabilities) and for the year ended August 31, 2024 (statements of operations and cash flows); each of the years in the two-year period ended August 31, 2024 (statement of changes in net assets); each of the years in the five-year period ended August 21, 2024 (financial highlights):

Nuveen Equity Long/Short Fund

Nuveen Investment Funds, Inc.

As of August 31, 2024 (statements of assets and liabilities) and for the year ended August 31, 2024 (statements of operations); each of the years in the two-year period ended August 31, 2024 (statements of changes in net assets); each of the years in the two-year period ended August 31, 2024, the two-month period ended August 31, 2022, and for each of the years in the three-year period ended June 30, 2022* (financial highlights):

Nuveen Credit Income Fund

Nuveen Strategic Income Fund

*The financial highlights of Nuveen Credit Income Fund and Nuveen Strategic Income Fund for the periods ended June 30, 2022 and prior were audited by other auditors whose report dated August 26, 2022 expressed an unqualified opinion on those financial statements and financial highlights.

Nuveen Investment Trust III

As of August 31, 2024 (statements of assets and liabilities) and for the year ended August 31, 2024 (statements of operations); each of the years in the two-year period ended August 31, 2024 (statements of changes in net assets); each of the years in the two-year period ended August 31, 2024, the eleven-month period ended August 31, 2022 and each of the years in the three-year period ended September 30, 2021 (financial highlights):

Nuveen Floating Rate Income Fund

Nuveen High Yield Income Fund

Nuveen Investment Trust V

As of August 31, 2024 (statements of assets and liabilities) and for the year ended August 31, 2024 (statements of operations); each of the years in the two-year period ended August 31, 2024 (statements of changes in net assets); each of the years in the two-year period ended August 31, 2024, the eleven-month period ended August 31, 2022 and each of the years in the three-year period ended September 30, 2021 (financial highlights):

Nuveen Flexible Income Fund

Nuveen Preferred Securities and Income Fund

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